UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) adopted the Fiscal 2007 Management Incentive Compensation Plan (the “Plan”) on August 21, 2006. A copy of the Plan is included as Exhibit 10.1 to this Form 8-K.

The Plan is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between strategic and corporate operating plans and individual performance, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest level within the organization by providing opportunities for cash incentives based on the attainment of specific goals. The Plan relates to the Company’s fiscal year ending June 24, 2007 and covers certain executive officers, including the chairman and chief executive officer, senior level managers who report directly to the chief executive officer and other key managers who have been identified as participants by the chief executive officer.

Target awards under the Plan are expressed as a percentage of salary and vary based on position. For the positions of chairman and chief executive officer, awards are based solely on achieving predetermined corporate goals. Awards for all other eligible positions are determined based on performance measures in two categories: corporate and individual. Corporate performance measures are based on meeting or exceeding revenue targets for the fiscal year and meeting or exceeding net income or earnings per share targets for the fiscal year. Individual performance measures are established at the beginning of each fiscal quarter. Individual performance measures are measured at quarter end and any corresponding awards paid to eligible participants following approval of the chief executive officer. The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals.

Unless otherwise approved by the Compensation Committee in the case of executive officers or by the chief executive officer in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the payment date in order to receive payment for an award under the Plan. The Plan provides that, in the event of a change in control, each participant’s performance measurement against individual goals for any award period ending after the effective date of the change in control will be 100% and that the corporate performance measurement for the plan year will be at least 100%, regardless of whether the participant remains employed through the end of the award period.

The foregoing description of the Plan is subject to, and qualified in its entirety by the Plan filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Fiscal 2007 Management Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Adam H. Broome
Adam H. Broome
Vice President, Legal

Date: August 25, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Fiscal 2007 Management Incentive Compensation Plan